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                              EXHIBIT 99.1

     AGREEMENT dated as of October 20, 2000 among John W. Barriger ("Barriger"), Edward A. Burkhardt ("Burkhardt"), Raymond C. Burton, Jr. ("Burton"), Robert E. Dowdy ("Dowdy"), Aaron J. Gellman ("Gellman"), Michael W. Howell ("Howell"), Henry Posner III ("Posner") and Andy Sze ("Sze").

                                  WITNESSETH:

     WHEREAS, Barriger, Burkhardt, Burton, Dowdy, Gellman, Howell, Posner and Sze may be deemed to have acquired, in the aggregate, beneficial ownership of more than five percent of the Common Stock (the "Common Stock") of Wisconsin Central Transportation Corporation (the "Company"); and

     WHEREAS, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934 (the "Act"), a Statement on Schedule 13D must be filed by any person who acquires more than five percent of registered equity securities; and

     WHEREAS, in accordance with Rule 13d-1(f) of the Act, only one such Statement need be filed whenever two or more persons are required to file such a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that such persons agree in writing that such Statement is filed on behalf of each of them.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     Each of Barriger, Burkhardt, Burton, Dowdy, Gellman, Howell, Posner and Sze do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file on Statement on Schedule 13D relating to their ownership of the Common Stock, and do hereby further agree that such Statement shall be filed on behalf of each of Barriger, Burkhardt, Burton, Dowdy, Gellman, Howell, Posner and Sze. Nothing herein, however, shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder) with respect to any securities of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              /s/  John W. Barriger
                              ----------------------------
                              John W. Barriger

                              /s/  Edward A. Burkhardt
                              ----------------------------
                              Edward A. Burkhardt

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                              /s/  Raymond C. Burton, Jr.
                              ----------------------------
                              Raymond C. Burton, Jr.

                              /s/  Robert E. Dowdy
                              ----------------------------
                              Robert E. Dowdy

                              /s/  Aaron J. Gellman
                              ----------------------------
                              Aaron J. Gellman

                              /s/  Michael W. Howell
                              ----------------------------
                              Michael W. Howell


                              /s/  Henry Posner III
                              ----------------------------
                              Henry Posner III

                              /s/  Andy Sze
                              ----------------------------
                              Andy Sze

                                      18